Free Writing Prospectus
Filed Pursuant to Rule 433
File Number 333-140273 and 333-140273-01
$600m FIRST NATIONAL BANK OF OMAHA MASTER NOTE TRUST 2009-1

LEADS: BAS/RBS	CO-MGRS: JPM	**ALL POT**

CL	SIZE	WAL	M/S/F	EXP	LGL	BENCH	PRICE
A	$600.0	1.94	Aaa/AAA/AAA	05/16/11	5/15/14	1mLr+135	100.0

ERISA ELIGIBLE?:	Yes
TALF ELIGIBLE?	Yes
HAIRCUT:	5%
SETTLES:	TUES JUNE 9 FLAT
BILL & DELIVER:	BAS
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.